Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Covia Holdings Corporation 2018 Omnibus Incentive Plan of Covia Holdings Corporation (the “Company”) of our report dated March 21, 2018, with respect to the consolidated financial statements of Unimin Corporation for the year ended December 31, 2017, included in its Registration Statement (Form S-4 No. 333-224228), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

June 15, 2018